EXHIBIT 31.1

MANAGEMENT CERTIFICATION PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, José Rafael Fernández, President and Chief Executive Officer of Oriental Financial Group Inc., certify that:

1.      I have reviewed this quarterly report on Form 10-Q/A of Oriental Financial Group Inc.;

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.     Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: November 9, 2012

By:        /s/ José Rafael Fernández

José Rafael Fernández

President and Chief Executive Officer